Exhibit 99.1

Clayton Williams Energy Announces Second Quarter 2008 Financial Results

MIDLAND, Texas--(BUSINESS WIRE)--Clayton Williams Energy, Inc. (NASDAQ: CWEI) reported a net loss for the second quarter of 2008 of $21.2 million, or $1.75 per share, as compared to net income of $8.8 million, or $.77 per share, for the second quarter of 2007. Cash flow from operations for the second quarter of 2008 was $71.4 million, as compared to $53.7 million during the same period in 2007.

For the six months ended June 30, 2008, the Company reported a net loss of $14 million, or $1.19 per share, as compared to a net loss of $3.5 million, or $.31 per share, for the same period in 2007. Cash flow from operations for the six-month period in 2008 was $149.4 million, as compared to $89.9 million during the same period in 2007.

Oil and gas sales increased 79% from $74.9 million for the second quarter of 2007 to $134.3 million for the same quarter in 2008. On an Mcf equivalent basis, oil and gas production declined 4%, despite significant additions from the Company’s on-going developmental drilling programs, due to the loss of production from a previously-reported sale of South Louisiana assets. Oil production for the second quarter of 2008 increased 22% to 703,000 barrels, or 7,725 barrels per day, compared to 577,000 barrels, or 6,341 barrels per day, in the second quarter of 2007. Gas production decreased 19% to 4.2 Bcf, or 45,901 Mcf per day, from 5.2 Bcf, or 56,604 Mcf per day, in the 2007 quarter. The growth in oil production was attributed to in-fill drilling in the Austin Chalk (Trend) and increased drilling activities in the Permian Basin. As adjusted for the South Louisiana asset sale, gas production was favorably impacted by incremental production from the Company’s drilling activities in North Louisiana.

For the second quarter of 2008, average realized oil prices increased 94% to $121.51 per barrel from $62.51 per barrel in the 2007 period, while gas prices increased 54% to $11.07 per Mcf from $7.20 per Mcf in the same quarter of 2007. Average realized prices for 2008 and 2007 exclude the effects of any gains or losses realized on commodity hedging transactions since those derivatives were not designated as cash flow hedges and have been reported in the Company’s statements of operations as gain/loss on derivatives under applicable accounting standards.

For the second quarter of 2008, the Company reported a $148.6 million net loss on derivatives, consisting of a $113.6 million non-cash loss to mark the Company’s derivative positions to their fair value on June 30, 2008 and a $35 million realized loss on settled contracts. For the same period in 2007, the Company reported a $6.1 million net gain on derivatives, consisting of a $7.6 million non-cash gain due to changes in mark-to-market valuations and a $1.5 million realized loss on settled contracts.

In the second quarter of 2008, the Company recorded a net gain of $40.4 million for the sale of property and equipment which included a gain of $33.1 million from the South Louisiana sale and $5.7 million from the sale of the two 2,000 horsepower drilling rigs.

The Company recorded exploration costs during the second quarter of 2008 of $3.5 million compared to $25.1 million for the second quarter of 2007. The 2008 quarter included a charge of $1.8 million for the abandonment of the Wynn 35 #1 in North Louisiana and $1.6 million for seismic expense. The Company is continuing to monitor and evaluate its two exploratory wells in the Company’s East Texas Bossier prospect, the Big Bill Simpson #1 and the Margarita #1. If the Company is unable to establish sufficient production levels from either or both of these wells, results of operations in subsequent quarters may be adversely affected by the outcome of those wells.

The Company has increased its estimates for planned exploration and development expenditures for fiscal 2008 by $56.2 million from $344.5 million to $400.7 million. Most of the planned increase in capital spending relates to developmental drilling activities in the Permian Basin and North Louisiana and exploratory drilling activities in South Louisiana.

The Company will host a conference call to discuss these results and other forward-looking items today, August 6th at 1:30 pm CT (2:30 pm ET). The dial-in conference number is: 800-901-5213, passcode 69706053. The replay will be available for one week at 888-286-8010, passcode 97137420.

To access the conference call via Internet webcast, please go to the Investor Relations section of the Company’s website at www.claytonwilliams.com and click on “Live Webcast.” Following the live webcast, the call will be archived for a period of 90 days on the Company’s website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

Except for historical information, statements made in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from expectations, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, exploration risks, uncertainties about estimates of reserves, competition, government regulation, costs and results of drilling new projects, and mechanical and other inherent risks associated with oil and gas production. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

TABLES AND SUPPLEMENTAL INFORMATION FOLLOW . . .

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
REVENUES
Oil and gas sales	$134,291	$74,893	$253,210	$136,073
Natural gas services	3,553	2,909	6,091	5,563
Drilling rig services	12,703	14,228	27,535	22,645
Gain on sales of property and equipment	40,721	534	41,290	784
Total revenues	191,268	92,564	328,126	165,065

COSTS AND EXPENSES
Production	21,925	17,840	42,504	35,118
Exploration:
Abandonments and impairments	1,933	23,519	2,230	34,624
Seismic and other	1,562	1,580	5,237	2,470
Natural gas services	3,244	2,904	5,759	5,317
Drilling rig services	9,923	8,506	21,040	13,439
Depreciation, depletion and amortization	24,974	18,487	55,247	33,718
Impairment of property and equipment	-	479	-	1,044
Accretion of abandonment obligations	485	619	1,015	1,237
General and administrative	7,944	4,932	11,392	8,835
Loss on sales of property and equipment	277	-	286	9,323
Total costs and expenses	72,267	78,866	144,710	145,125
Operating income	119,001	13,698	183,416	19,940

OTHER INCOME (EXPENSE)
Interest expense	(6,077)	(7,986)	(13,523)	(15,615)
Gain (loss) on derivatives	(148,587)	6,110	(194,696)	(10,739)
Other	3,014	3,614	3,669	4,327
Total other income (expense)	(151,650)	1,738	(204,550)	(22,027)

Income (loss) before income taxes and minority interest	(32,649)	15,436	(21,134)	(2,087)

Income tax (expense) benefit	11,642	(5,357)	7,420	723

Minority interest, net of tax	(164)	(1,269)	(278)	(2,136)

NET INCOME (LOSS)	$(21,171)	$8,810	$(13,992)	$(3,500)

Net income (loss) per common share:
Basic	$(1.75)	$0.78	$(1.19)	$(0.31)
Diluted	$(1.75)	$0.77	$(1.19)	$(0.31)

Weighted average common shares outstanding:
Basic	12,111	11,352	11,749	11,236
Diluted	12,111	11,507	11,749	11,236

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS
	June 30,	December 31,
	2008	2007

CURRENT ASSETS
Cash and cash equivalents	$17,492	$12,344
Accounts receivable:
Oil and gas sales, net	55,904	36,698
Joint interest and other, net	16,829	16,666
Affiliates	601	308
Inventory	19,770	14,348
Deferred income taxes	3,581	3,581
Fair value of derivatives	-	7,191
Assets held for sale	-	17,281
Prepaids and other	10,346	3,962
	124,523	112,379
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	1,404,221	1,374,090
Natural gas gathering and processing systems	17,808	18,404
Contract drilling equipment	90,573	89,956
Other	14,619	14,505
	1,527,221	1,496,955
Less accumulated depreciation, depletion and amortization	(760,957)	(765,877)
Property and equipment, net	766,264	731,078

OTHER ASSETS
Debt issue costs, net	6,840	6,963
Other	14,814	10,676
	21,654	17,639

	$912,441	$861,096

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable:
Trade	$106,961	$72,477
Oil and gas sales	28,350	24,806
Affiliates	2,930	1,747
Current maturities of long-term debt	18,750	22,500
Fair value of derivatives	147,506	56,929
Accrued liabilities and other	10,610	10,308
	315,107	188,767

NON-CURRENT LIABILITIES
Long-term debt	309,000	430,175
Deferred income taxes	38,565	44,302
Fair value of derivatives	47,853	-
Other	35,383	37,046
	430,801	511,523

STOCKHOLDERS' EQUITY:
Preferred stock, par value $.10 per share	-	-
Common stock, par value $.10 per share	1,211	1,135
Additional paid-in capital	136,963	121,063
Retained earnings	21,898	35,890
Accumulated other comprehensive income, net of tax	6,461	2,718
	166,533	160,806

	$912,441	$861,096

CLAYTON WILLIAMS ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(21,171)	$8,810	$(13,992)	$(3,500)
Adjustments to reconcile net income (loss) to cash provided by operating activities:

Depreciation, depletion and amortization	24,974	18,487	55,247	33,718
Impairment of proved properties	-	479	-	1,044
Exploration costs	1,933	23,519	2,230	34,624
(Gain) loss on sales of property and equipment, net	(40,444)	(534)	(41,004)	8,539
Deferred income taxes	(11,852)	5,357	(7,752)	(723)
Non-cash employee compensation	1,568	500	1,910	1,110
Unrealized loss on derivatives	113,593	(7,586)	145,621	11,236
Settlements on derivatives with financing elements	14,374	6,412	24,789	12,005
Amortization of debt issue costs	439	316	785	625
Accretion of abandonment obligations	485	619	1,015	1,237
Minority interest, net of tax	164	1,269	278	2,136

Changes in operating working capital:
Accounts receivable	(5,793)	(10,371)	(19,662)	(10,657)
Accounts payable	(11,587)	2,698	398	(1,005)
Other	4,688	3,732	(442)	(453)
Net cash provided by operating activities	71,371	53,707	149,421	89,936

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(68,881)	(64,686)	(118,491)	(120,435)
Additions to equipment of Larclay JV	-	(4,099)	(9)	(23,415)
Proceeds from sales of property and equipment	113,425	957	114,049	1,602
Change in equipment inventory	(5,157)	7,939	(6,777)	11,835
Other	716	(5,299)	785	(8,269)
Net cash provided by (used in) investing activities	40,103	(65,188)	(10,443)	(138,682)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	-	15,500	-	40,500
Proceeds from long-term debt of Larclay JV	4,000	-	4,000	8,727
Repayments of long-term debt	(105,000)	-	(115,800)	-
Repayments of long-term debt of Larclay JV	(6,563)	-	(13,125)	-
Proceeds from sale of common stock	9,432	8	15,884	5,970
Settlements on derivatives with financing elements	(14,374)	(6,412)	(24,789)	(12,005)
Net cash provided by (used in) financing activities	(112,505)	9,096	(133,830)	43,192

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
	(1,031)	(2,385)	5,148	(5,554)

CASH AND CASH EQUIVALENTS
Beginning of period	18,523	10,671	12,344	13,840

End of period	$17,492	$8,286	$17,492	$8,286

Clayton Williams Energy, Inc.
Summary Production and Price Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Average Daily Production:
Natural Gas (Mcf):
Permian Basin	14,284	13,724	14,665	14,552
North Louisiana	15,233	5,229	14,611	3,815
South Louisiana	7,347	27,206	15,405	23,695
Austin Chalk (Trend)	2,133	2,445	2,333	2,228
Cotton Valley Reef Complex	6,277	7,651	5,857	7,674
Other	627	349	563	401
Total	45,901	56,604	53,434	52,365

Oil (Bbls):
Permian Basin	3,568	3,135	3,532	3,117
North Louisiana	386	153	365	91
South Louisiana	105	1,333	545	1,256
Austin Chalk (Trend)	3,575	1,627	3,104	1,647
Other	91	93	75	77
Total	7,725	6,341	7,621	6,188

Natural gas liquids (Bbls):
Permian Basin	153	226	185	211
Austin Chalk (Trend)	241	251	258	259
Other	57	149	101	99
Total	451	626	544	569

Total Production:
Natural Gas (MMcf)	4,177	5,151	9,725	9,478
Oil (MBbls)	703	577	1,387	1,120
Natural gas liquids (MBbls)	41	57	99	103
Gas Equivalents (MMcfe)	8,641	8,955	18,641	16,816

Average Realized Prices (a):
Gas ($/Mcf):	$11.07	$7.20	$9.81	$7.06
Oil ($/Bbl):	$121.51	$62.51	$109.05	$58.95
Natural gas liquids ($/Bbl)	$63.63	$42.84	$58.47	$38.58

Gains (Losses) on settled derivative contracts (a):
($ in thousands, except per unit)
Gas:
Net realized gain (loss)	$(10,287)	$473	$(11,171)	$4,982
Per unit produced ($/Mcf)	$(2.46)	$0.09	$(1.15)	$0.53

Oil:
Net realized loss	$(23,348)	$(1,971)	$(36,254)	$(4,530)
Per unit produced ($/Bbl)	$(33.21)	$(3.42)	$(26.14)	$(4.04)

Clayton Williams Energy, Inc.
Summary of Capital Expenditures
(Unaudited)

	Planned
	Expenditures
	Year Ending	Percentage
	12/31/2008	of Total

Permian Basin	$184,100	46%
North Louisiana	83,400	21%
Austin Chalk (Trend)	57,500	14%
South Louisiana	35,700	9%
East Texas Bossier	30,300	8%
Utah/California	8,700	2%
Other	1,000	-
	$400,700	100%

CLAYTON WILLIAMS ENERGY, INC.
Notes to tables and supplemental information

(a) Hedging gains/losses are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2008 or 2007 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2008 and 2007 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/expense instead of as a component of oil and gas sales.

Certain reclassifications of prior period financial statement amounts have been made to conform to current period presentations.

CONTACT:
Clayton Williams Energy, Inc.
Patti Hollums, 432-688-3419
Director of Investor Relations
cwei@claytonwilliams.com
www.claytonwilliams.com
or
Mel G. Riggs, 432-688-3431
Chief Financial Officer